EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Thrive Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Thrive Series Trust for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Thrive Series Trust for the stated period.

/s/ Michael Pierce	/s/ Kristof Wild
Michael Pierce President and Principal Executive Officer	Kristof Wild Chief Financial Officer and Principal Financial Officer

Dated: September 4, 2026	Dated: September 4, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Thrive Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.